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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Benton Oil and Gas Company
             (Exact name of registrant as specified in its charter)

Delaware                                                            77-0196707
(State of incorporation or organization)         (I.R.S.Employer Identification
                                                  No.)

                               1145 Eugenia Place
                                    Suite 200
                          Carpinteria, California 93013
          (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

_________________________________              ______________________________


Securities to be registered pursuant to Section 12(g) of the Act:

                        Warrants to Purchase Common Stock


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Warrants to Purchase Common Stock, to be registered hereunder, is incorporated by reference to the description of the Warrants contained in the Registration Statement on Form S-4, Registration No. 33-61299, as amended by Post-Effective Amendment No. 1 to Form S-4 on Form S-3.

Item 2.  Exhibits.

         2.1      Warrant Agreement

         2.2      Form of Warrant Certificate

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 31st day of January, 1996.


                                   BENTON OIL AND GAS COMPANY


                                   By:  /s/ Chris C. Hickok
                                      ________________________
                                      Chris C. Hickok,
                                      Chief Accounting Officer